Exhibit 5.1

FLEMING PLLC

30 WALL STREET 8TH FLOOR NEW YORK 10005

TEL 516 833 5034 WWW.FLEMINGPLLC.COM

June 27, 2022

Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, New Jersey 07728

Re:	Registration Statement on Form S-3 Filed by Avalon GloboCare Corp.

Ladies and Gentlemen:

We have acted as counsel for Avalon GloboCare Corp., a Nevada corporation (the “Company”), in connection with (A) the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of up to $50,000,000 aggregate amount of: (i) shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for one or more other classes of the Company’s Common Stock or Preferred Stock; (iii) warrants to purchase Common Stock, Preferred Stock or any combination thereof as shall be designated at the time of the offering (the “Warrants”); and (v) units consisting of one or more of the securities described in clauses (i) through (iii) above (the “Units”) and (B) the offer and sale from time to time by a stockholder of the Company (the “Selling Shareholders”) shares of Common Stock issuable upon conversion of Convertible Vote and exercise of Stock Purchase Warrants, in each case as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Common Stock, the Preferred Stock, the Warrants and the Units are collectively referred to herein as the “Securities” and each, a “Security.” The Securities are to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1

The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2

The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

3

The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

4

The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

5	The shares of Common Stock that are issuable upon conversion of the Convertible Notes and exercise of the Stock Purchase Warrants will be duly authorized, validly issued, fully paid and non-assessable upon issuance.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and, as applicable, the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Warrant Agreement or Unit Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company. We have also assumed that the Company will receive consideration in connection with the conversion of the Convertible Note or exercise of any Stock Purchase Warrant in the future. As to various factual matters that are material to our Opinion, we have relied upon certificates of public officials and certificates, resolutions, documents, statements and other information of the Company or its representatives. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

With respect to any Securities consisting of Preferred Stock, we have further assumed that the Company will issue and deliver the shares of Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware a certificate of amendment to the Company’s Certificate of Incorporation, approved by us, establishing the designations, preferences and rights of the class or series of Preferred Stock being issued and delivered.

With respect to any Securities consisting of Warrants, we have further assumed that (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement (the “Unit Agreement”), if any.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of New York and the corporation code of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Fleming PLLC under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/Fleming PLLC

Fleming PLLC